Exhibit 99.1

eMagin Posts Strong First Quarter Results

-- Net Income More than Doubles on Revenue and Margin Gains --

BELLEVUE, Wash.--(BUSINESS WIRE)—May 13, 2010-- eMagin Corporation (OTCBB: EMAN), the leader in OLED technology for the design and manufacture of OLED microdisplays for high resolution imaging products, issued financial results for its first quarter ending March 31, 2010.

"eMagin continued to build momentum during the first quarter, hitting its timelines in the development of two custom displays that will enter production this year, while achieving significant revenue growth and increasing margins in what has been historically a quarter of lower sales.  Importantly, during the first quarter the Company was awarded additional funding for the development of night vision technology with the Army, and is on track in its development of an ultra-high resolution, 3-D capable microdisplay for the U.S. Army’s Telemedicine and Technology Research Center, which will contribute significantly to our revenue base in 2010 and 2011,” commented Andrew Sculley, eMagin’s president and chief executive officer.

“After successfully turning our business around, we now have been able to grow our R&D efforts though self-funded research and contracts for custom display development. In the first quarter, we completed the design for one new microdisplay which will begin shipping in Q2 and continued development of two others which contributed to the 83% increase in contract revenues over the prior year.  By dedicating more resources to our technical advancement, we are able to deliver high resolution OLED microdisplays that have broad military, industrial and commercial applications today while building a pipeline of new products and intellectual property that will serve as the engine of future growth,” concluded Mr. Sculley.

Quarterly Results

eMagin Corporation generated revenue of $5.9 million for the first quarter of 2010, a 16% increase as compared to 1Q09 primarily due to an 83% increase in contract revenue. Gross margin was 56% of revenue on gross profit of $3.3 million for the quarter, compared to a gross margin of 48% on gross profit of $2.5 million in the same quarter last year. The 8 percentage point improvement in gross margin was significant as the Company continues its initiatives to reduce cost of goods.

R&D expenses increased 103% as the Company invested in the development of new display products to drive future revenues. Selling, general and administrative expenses increased 10%, better than the company’s goal of maintaining S,G&A percentage increases inline or below revenue percentage increases.

Operating income totaled $902,000 compared to $568,000 in the first quarter of 2000. The improved performance was due to the gain in gross margin mentioned previously. Net income for the first quarter of 2010 more than doubled to $880,000 or $0.03 per diluted share versus $394,000 or $0.02 per diluted share in the same period of the prior year.

Highlights

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Industry-leading OLED microdisplays from eMagin were used in the development of two new head mounted display products from Liteye Systems, the LE-720A HMD, a rugged, high performance solution for situational awareness applications, and the LE-800, which is configured to maximize peripheral vision for helmet-mount applications.

▪
eMagin showcased its high performance OLED-XL™ microdisplays suited to defense and industrial near-to-eye applications at the SPIE Defense, Security and Sensing 2010 Symposium in Orlando, FL in early April. eMagin exhibited the 1280 x 1024 pixel SXGA OLED-XM™ and the SVGA+ Rev3 OLED-XL.

Outlook

Based on current market conditions as well as our expectations for a solid second quarter due to scheduled deliveries under existing contracts, we reiterate our guidance of $28M to $32M in total revenue during 2010.

Quarterly Report and Conference Call

Full results will be published in the company's 10-Q report for the first quarter ending March 31, 2010 to be filed on May 13, 2010 with the SEC. Final results will also be available via the Company’s website, www.emagin.com.

In conjunction with its first quarter 2010 financial results, eMagin will host a teleconference call and webcast for investors and analysts at 5:00 p.m. ET today, May 13, 2010. To access the call, investors should call 1-866-543-6407 and enter the passcode 96056781. A replay of the call will be available from today at 8:00 p.m. through June 13, 2010. To access the replay, investors should dial 1-888-286-8010 and enter the passcode 34807544. The call will also be available as an archived audio webcast on the "Investors" section of eMagin's website, www.emagin.com for four weeks following the call.

About eMagin Corporation

A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company's own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. More information about eMagin is available at www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

[TABLES TO FOLLOW]

eMAGIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2010 (unaudited)	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$5,998	$5,295
Investments – held to maturity	100	100
Accounts receivable, net	4,360	4,563
Inventory	2,193	2,179
Prepaid expenses and other current assets	740	687
Total current assets	13,391	12,824
Equipment, furniture and leasehold improvements, net	1,769	1,021
Intangible assets, net	42	43
Other assets	92	92
Total assets	$15,294	$13,980

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$764	$1,122
Accrued compensation	1,254	956
Other accrued expenses	815	791
Advance payments	153	211
Deferred revenue	366	238
Other current liabilities	858	891
Total current liabilities	4,210	4,209

Commitments and contingencies (Note 11)

Shareholders’ equity:
Preferred stock, $.001 par value: authorized 10,000,000 shares:
Series B Convertible Preferred stock, (liquidation preference of $5,739,000) stated value $1,000 per share, $.001 par value: 10,000 shares designated and 5,739 issued and outstanding as of March 31, 2010 and December 31, 2009	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 17,301,852 shares as of March 31, 2010 and 16,967,244 as of December 31, 2009	17	17
Additional paid-in capital	207,097	206,664
Accumulated deficit	(196,030)	(196,910)
Total shareholders’ equity	11,084	9,771
Total liabilities and shareholders’ equity	$15,294	$13,980

eMAGIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue:
Product revenue	$4,486	$4,356
Contract revenue	1,441	788
Total revenue, net	5,927	5,144

Cost of goods sold:
Product revenue	1,845	2,257
Contract revenue	764	428
Total cost of goods sold	2,609	2,685
Gross profit	3,318	2,459

Operating expenses:
Research and development	734	362
Selling, general and administrative	1,682	1,529
Total operating expenses	2,416	1,891
Income from operations	902	568

Other income (expense):
Interest expense, net	(28)	(175)
Other income, net	7	1
Total other expense, net	(21)	(174)
Income before provision for income taxes	881	394
Provision for income taxes	1	—
Net income	$880	$394

Income per common share, basic	$0.05	$0.02
Income per common share, diluted	$0.03	$0.02

Weighted average number of common shares outstanding:
Basic	17,109,706	15,860,517
Diluted	29,553,301	23,899,255

Source: eMagin Corporation

Investors: Paul Campbell, 425-284-5220, pcampbell@emagin.com

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